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                                                                   EXHIBIT 10.17

                              BYB PROPERTIES, INC.
                                    SUITE 200
                                 103 FOULK ROAD
                               WILMINGTON DE 19803

October 10, 1997

Back Yard Burgers, Inc.
2768 Colony Park Drive
Memphis, Tennessee 38118

RE: Uncommitted line of Credit Agreement.

Gentlemen:

     This letter agreement (this "Agreement") will confirm that BYB Properties, Inc., a Delaware corporation ("BYB" or "Lender"), has approved a Six Million Dollar $6,000,000.00) uncommitted line of credit to Back Yard Burgers, Inc., a Delaware corporation ("Burgers" or "Borrower"). The line of credit may be used for general corporate purposes for the benefit of the Borrower.

     All advances made or letters of credit issued under the line of credit (if any) shall be unsecured. Burgers may request advances or the issuance of letters of credit until 11;59 p.m. on April 9, 1999, or until BYB designates by written notice to the Borrower that this Agreement is terminated and that no additional advances will be granted by Lender to Borrower ("Final Maturity").

     All advances made under the line of credit (if any) will be due and payable upon Final Maturity, and at all times will be subject to the terms and conditions set forth in this Agreement and in the Promissory Note enclosed herewith. Burgers promises to pay upon Final Maturity the aggregate principal amount of Six million Dollars ($6,000,000.00) to BYB, or such lesser amount as shall remain outstanding hereunder.

     Burgers further promises to pay interest in the manner set forth below from the date hereof on the unpaid principal balance outstanding hereunder at a rate per annum equal to the Prime rate (as reported in the Wall Street Journal from time to time) plus Two Percent (2%), such interest to vary as and when reported, without notice to Borrower. Interest shall be calculated on the basis of a year comprised of 360 days over the actual number of days in the period.

     Burgers shall make quarterly payments of all interest that accrues during each fiscal quarter of Borrower to BYB within forty-five (45) days after the last day of each such fiscal quarter occurring during the term of this Promissory Note.

     Any payment of principal or interest under this Agreement must be received by BYB by 2:00 p.m. prevailing Eastern Time on a business day in order to be credited on such date. If any payment under this Agreement shall become due on a Saturday, Sunday or public holiday under the laws of the State of Delaware, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. Payments received by BYB shall be applied to charges, fees and expenses (including attorneys' fees), accrued interest, and principal in any order BYB may in its sole discretion choose.



                            REVOLVING LOAN AGREEMENT
                              BYB PROPERTIES, INC.

Back Yard Burgers, Inc.
October 10, 1997
Page Two

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     This Agreement and the Promissory Note evidence a revolving line of credit.
Once the total principal amount of this Agreement and Promissory Note has been advanced, Borrower is only entitled to further loan advances upon repayment of a corresponding amount of principal. Borrower agrees to be liable for all sums advanced hereunder. The unpaid principal balance owing on this Agreement and Promissory Note, or by Lender's records, which shall be conclusive of indebtedness. The indebtedness evidenced by this Agreement and the promissory Note may be prepaid in whole or in part at any time without penalty.

     This is not a committed line of credit. The Borrower acknowledges and agrees that advances made under this line of credit, if any, shall be made at the sole discretion of the officers of BYB. BYB's officers may decline to make advances or under the line, or terminate the line, at any time and for any reason without prior notice to the Borrower. This Agreement sets forth certain terms and conditions solely to assure that the parties understand each other's expectations and to assist the parties in evaluating and monitoring the line of credit.

     BYB's willingness to consider making advances or issue letters of credit under this facility is subject to the Borrower's ongoing agreement (a) to promptly furnish BYB, upon BYB written request, the Borrower's unaudited consolidating financial statements and such other financial information as BYB may reasonably request from time to time, and (b) to notify BYB as soon as practicable following the occurrence of any Event of Default, as defined herein (or event which, with the passage of time or giving of notice or both, would become an Event of Default) under any direct or contingent obligation of the Borrower, which would have a materially adverse effect on the ability of the Borrower to conduct its business on an ongoing basis.

     An "Event of Default" shall exist if any of the following occurs: (a) Borrower fails to make any payment required by this Agreement or the Promissory Note when due and the same is not cured within ten (10) Business Days; (b) Borrower breaks any promise that Borrower has made to BYB, or fails to perform promptly at the time and strictly in the manner provided in this Agreement or in the Promissory Note; (C) any representation or statement made to BYB by Borrower or on Borrower's behalf is false or misleading in any material respect; (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property; (e) Borrower makes any material assignment for the benefit of creditors; (f) any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency law and such proceeding is not cured within forty-five (45) days; or (g) Borrower commits an actual default in the prompt payment or other performance required with respect to any of its indebtedness (other than to BYB hereunder) for loans, advances or any other forms of borrows (but not including any indebtedness for the purchase of goods or services in the ordinary course of business) or under any agreement under which such indebtedness is outstanding or secured.

     Following an event of Default, this principal balance outstanding under this Agreement shall bear interest at a rate per annum which shall be one percentage point (1%) in excess of the rate in effect from time to time under this Agreement, but not more than the maximum rate allowed by law (the "Default Rate"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Agreement.

     During the existence of an Event of Default, Lender may: (i) increase the applicable rate of interest to the Default Rate as set forth herein; (ii) demand payment in full or in part of all principal amounts outstanding hereunder, and accelerate any and all accrued and unpaid interest due hereunder to be immediately due and payable; and (iii) exercise all of its rights under this Agreement, the Promissory Note or at law in order to satisfy the indebtedness of Borrower.


                            REVOLVING LOAN AGREEMENT
                              BYB PROPERTIES, INC.

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Back Yard Burgers, Inc.
October 10, 1997
Page Three

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     This Agreement has been delivered to and accepted by Burgers and BYB and will be deemed to be made in the State of Delaware. This Agreement will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Delaware. The Borrower hereby submits to the jurisdiction of any state or federal court located within New Castle County, Delaware, and consents that all service of process be made by certified mail directed to the Borrower at the Borrower's address set forth herein for notices and service so made will be deemed to be completed five (5) business days after the same has been deposited in the U.S. Mail, postage prepaid; provided that nothing contained herein shall prevent BYB from bringing any action or exercising any rights against any security or against the Borrower, or against any property of the Borrower within any other state or nation to enforce any award or judgment obtained in the forum specified above. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted hereunder.

     THE BORROWER HEREBY FOREVER WAIVES ALL OF ITS RIGHTS TO PRESENTMENT, DEMAND, PROTEST, NOTICE OF DISHONOR, NONPAYMENT OR DEFAULT AND ANY OTHER NOTICES OF ANY KIND. THE BORROWER WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS

     AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT (INCLUDING THE PROMISSORY NOTE) OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS AND ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

     No failure to exercise, and no delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver of the same, nor shall any single or partial exercise of any right, power or privilege preclude any other or future exercise thereof, or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     This Agreement shall bind the Borrower and the successors and assigns of the Borrower, and the benefits hereof shall inure to the benefit of BYB and its successors and assigns.

     Notwithstanding the foregoing, however, this Agreement shall not be assigned by the Borrower without the prior express written consent of BYB. All references herein to the "Borrower" or "Burgers" shall be deemed to apply to Burgers and its successors and assigns. All references herein to "lender" and "BYB" shall be deemed to apply to BYB and its successors and assigns.

     BYB agrees to provide instructions to, deliver funds to the account of, accept payments from, and deliver any report, document, or other information pertaining to this Agreement and the Promissory Note (or the transactions contemplated by this Agreement and the Promissory Note), to Burgers' management company or other designee appointed to transact business on behalf of Borrower, if requested to do so by Borrower.

     Enclosed for execution is the Promissory note evidencing the facility. Please indicate the Borrower's agreement to the terms and conditions of this Agreement by having a duly authorized officer or other delegate execute this Agreement on behalf of Burgers. Prior to the making of any advances hereunder, the Borrower must deliver to BYB a duly executed original of the Promissory Note and any such other documents that BYB may reasonably request.


                            REVOLVING LOAN AGREEMENT
                              BYB PROPERTIES, INC.

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Back Yard Burgers, Inc.
October 10, 1997
Page Four

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     The Borrower acknowledges that it has read and understood all provisions of this Agreement and has been advised by counsel as necessary or appropriate.



Very truly yours,

BYB PROPERTIES, INC.
A Delaware Corporation



By:
   --------------------
   Name:
   Title:



WITH THE INTENT TO BE LEGALLY BOUND, THE ABOVE TERMS AND CONDITIONS ARE HEREBY AGREED TO AND ACCEPTED THIS OCTOBER 10, 1998.


BACK YARD BURGERS, INC.
A Delaware Corporation



By:
   --------------------
   Name:
   Title:

                            REVOLVING LOAN AGREEMENT
                              BYB PROPERTIES, INC.